UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2015

ROI Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36068 (Commission File Number)	46-3100431 (I.R.S. Employer Identification Number)

601 Lexington Avenue, 51st Floor New York, New York (Address of principal executive offices)	10022 (Zip code)

(212) 825-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On July 2, 2015, ROI Acquisition Corp. II (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

(b) Below is a summary of the final voting results on the proposals considered and voted upon at the Annual Meeting.

1. Election of Directors

Thomas J. Baldwin, Joseph A. De Perio, and Tracy B. McKibben were duly elected as Class I directors of the Company for two-year terms which will expire at the Company’s Annual Meeting of Stockholders in 2017, or until their successors are duly elected and qualified.

George E. Hall and Jamal Mashburn were duly elected as Class II directors of the Company for three-year terms which will expire at the Company’s Annual Meeting of Stockholders in 2018, or until their successors are duly elected and qualified.

The table below sets forth the voting results for each nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Baldwin	10,462,489	-	-
Joseph A. De Perio	10,462,489	-	-
Tracy B. McKibben	10,326,660	135,829	-
George E. Hall	10,326,660	135,829	-
Jamal Mashburn	10,326,660	135,829	-

2. Ratification of Auditors

At the Annual Meeting, the Company’s stockholders ratified the appointment of Citrin Cooperman & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Set forth below are the results of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2015	11,466,488	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 2, 2015

ROI ACQUISITION CORP. II

By:	/s/ Joseph A. De Perio
Joseph A. De Perio
Vice Chairman of the Board and President

[Signature Page to Current Report on Form 8-K]